Exhibit 99.1

Communications Systems Announces

Second Quarter 2005 Operating Results.

Hector, MN — August  10, 2005 — Communications Systems, Inc. (AMEX: JCS) today reported consolidated  income from continuing operations of $643,000 or $0.08 per diluted share for the second quarter ended June 30, 2005 compared with $1,205,000  or $0.15 per diluted share for the second quarter of 2004. The Company’s MiLAN Technology subsidiary recorded a write down of excess and slow-moving inventory in the second quarter of 2005 in the amount of $1,100,000, Also, severance costs recorded in the second quarter totaled $170,000.  Total consolidated net income, which includes the results of discontinued operations, decreased to $309,000 or $.04 per diluted share for the second quarter of 2005 compared to $990,000 or $.12 per share for the three months ended June 30, 2004.  Second quarter 2005 consolidated revenues from continuing operations totaled $27,204,000 compared to $24,434,000 in the second quarter of 2004.

Six-month consolidated revenues from continuing operations through June 30, 2005 were $52,587,000 compared to $46,942,000 in the same period in 2004.  Total consolidated net income, which includes the results of discontinued operations, for the six months ended June 30, 2005 was $1,204,000 or $.14 per diluted share compared to a net income of $1,714,000 or $.21 per diluted share through six months in 2004.

Net income includes the discontinued operations of Image Systems, the Company’s medical and technical imaging business unit located in Eden Prairie, Minnesota, and Austin Taylor Communications Ltd. of Bethesda, Wales, the Company’s U.K. provider of cabling and related telephony products.  The pending sale of both companies was in the process of negotiation as of June 30, 2005. Discontinued operations consist of a net loss from discontinued operations, which was $333,000 for the second quarter of 2005 compared with a loss of $215,000 for the second quarter of 2004. For the six months ended June 30, 2005 the loss from discontinued operations was $515,000 compared to $196,000 in the same period in 2004.

The company’s Hector, MN based business unit (Suttle), which manufactures and distributes telecommunications connection products and filtering devices for voice, data and video applications continues to report increased revenues and profits in the second quarter and first six months of 2005.  Second quarter 2005 revenues totaled $12,097,000 compared to $9,444,000 in the second quarter of 2004.  Operating income was $1,842,000 in the second quarter of 2005 compared to $878,000 in the second quarter of 2004.  Six month 2005 revenues totaled $24,075,000 compared to $18,688,000 in the same period of 2004.  Six month operating income was $3,748,000 compared to $1,769,000 in the same period of 2004.

Transition Networks business unit (media conversion products) achieved improved revenues of $10,276,000 and operating income of $1,395,000 in the second quarter of 2005 compared to revenues of $10,063,000 and operating income of $999,000 in the same period last year. Six month revenues in 2005 totaled $19,680,000 compared to $19,426,000 in the same period in 2004. Operating income increased to $2,125,000 compared to $1,692,000 in the same period in 2004.

MiLAN Technology business unit (media converters and switches) revenues declined to $1,660,000 and an operating loss of $2,056,000 in the second quarter of 2005 compared to revenues of $2,907,000 and operating loss of $54,000 in the same period in 2004. For the six month period revenues decreased to $3,459,000 compared to $5,771,000 in the same period in 2004. The operating loss for the six month period totaled $2,683,000 compared to an operating profit of $268,000 for the six month period in 2004.

The company’s education consulting segment (JDL Technologies) reported second quarter 2005 revenues of $3,171,000 compared to $2,048,000 in the second quarter of 2004.   Six month 2005 revenues were $5,373,000 compared to $3,018,000 in the first six months of 2004.  Operating income in the second quarter of 2005 was $358,000 compared to operating income of $562,000 in the second quarter of 2004.  Six month operating income in 2005 was $493,000 compared to $211,000 in the same period of 2004.

Curtis A Sampson, Chairman and CEO said, “ CSI implemented on July 1, 2005 the consolidation of the MiLAN and Transition Networks business units into one operating unit under the direction of the Transition Team.  Operations subsequent to July 1, 2005 have proven to be successful despite a 30% reduction in the MiLAN staff.  CSI intends to focus its future on the three principal business units: Suttle, JDL Technologies and Transition Networks/MiLAN Technology.”

Jeffrey K. Berg, President and COO commented, “The 2nd quarter results were lead by the continuing operations of CSI’s business units Suttle, Transition Networks and JDL Technologies.  These three business units reported revenues of $25,544,000, an 18.5% increase over the reported revenues of $21,555,000 for the same period in 2004.  The operating income for the second quarter of 2005 for these three business units was $3,595,000 compared to $2,439,000 for the second quarter of 2004.  The products and services offered by Suttle, Transition Networks/MiLAN Technology and JDL Technologies are the growth drivers for CSI.”

About Communications Systems

Communications Systems, Inc. provides physical connectivity infrastructure and services for cost-effective broadband solutions and is a leading supplier of voice-grade connecting devices and wiring systems. CSI serves the broadband network market as the world’s leading supplier of media conversion technology, which permits networks to deploy fiber optic technology, while retaining the copper-based infrastructure already embedded in the network. In addition, CSI supplies copper wire and fiber optic structured wiring systems for broadband networks, as well as line filters for digital subscriber line service. CSI also provides network design, training and management services.

Cautionary Statement: From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, the Company may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans which are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions.  For such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that such forward-looking statements are subject to risks and uncertainties which could cause actual performance, activities or plans to differ significantly from those indicated in the forward-looking statements.

CSI CONSOLIDATED SUMMARY OF EARNINGS

	Three Months Ended June 30
	2005	2004
Revenues from Continuing Operations	$27,204,484	$24,434,293
Gross Margin	8,728,984	8,595,948
Operating Income From Continuing Operations	924,723	1,855,960
Income From Continuing Operations Before Income Taxes	1,012,809	1,864,965
Income Taxes	370,000	660,000
Income From Continuing Operations	642,809	1,204,965

Discontinued Operations
Operating Loss From Discontinued Operations	(422,447)	(255,157)
Income Tax Benefit	89,000	40,000
Loss From Discontinued Operations	(333,447)	(215,157)
Net Income	309,362	989,808

Basic Net Income Per Share
Continuing Operations	$.08	$.15
Discontinued Operations	$(.04)	$(.03)
	$.04	$.12

Diluted Net Income Per Share
Continuing Operations	$.08	$.15
Discontinued Operations	$(.04)	$(.03)
	$.04	$.12
Average Shares Outstanding:
Average Common Shares Outstanding	8,552,607	8,232,791
Dilutive Effect of Stock Options Outstanding	135,471	39,191
	8,688,078	8,271,982

	Six Months Ended June 30
	2005	2004
Revenues From Continuing Operations	$52,587,349	$46,941,464
Gross Margin	17,673,831	16,180,802
Operating Income From Continuing Operations	2,505,288	2,958,678
Income From Continuing Operations Before Income Taxes	2,678,425	3,000,451
Income Taxes	959,000	1,090,000
Income From Continuing Operations	1,719,425	1,910,451

Discontinued Operations
Operating Loss From Discontinued Operations	(668,384)	(236,226)
Income Tax Benefit	153,000	40,000
Loss From Discontinued Operations	(515,384)	(196,226)
Net Income	1,204,041	1,714,225

Basic Net Income Per Share
Continuing Operations	$.20	$.23
Discontinued Operations	(0.06)	(0.02)
	$.14	$.21
Diluted Net Income Per Share
Continuing Operations	$.20	$.23
Discontinued Operations	(0.06)	(0.02)
	$.14	$.21
Average Shares Outstanding:
Average Common Shares Outstanding	8,536,068	8,221,983
Dilutive Effect of Stock Options Outstanding	165,691	45,224
	8,701,759	8,267,207